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                                                                  EXHIBIT 10.32






                               METROCALL, INC.

                         KEY EMPLOYEE RETENTION PLAN




                                April 1, 2001



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                               METROCALL, INC.

                         KEY EMPLOYEE RETENTION PLAN

                              TABLE OF CONTENTS

SECTION 1

         GENERAL                                                             1
         1.1      HISTORY AND PURPOSE                                        1
         1.2      PLAN ADMINISTRATION                                        1
         1.3      SUBSIDIARIES AND EMPLOYERS                                 1
         1.4      ACTION BY EMPLOYERS                                        1

SECTION 2

         PARTICIPATION                                                       1
         2.1      PARTICIPATION.                                             1
         2.2      CESSATION OF PARTICIPATION                                 2
         2.3      CONFLICT WITH OTHER AGREEMENTS                             2

SECTION 3

         RETENTION EVENT AND CHANGE IN CONTROL                               2
         3.1      RETENTION EVENT                                            2
         3.2      CHANGE IN CONTROL                                          2
         3.3      EXCEPTIONS AND DEFINITIONS                                 3

SECTION 4

         RETENTION BONUS                                                     4
         4.1      ENTITLEMENT TO RETENTION BONUS                             4
         4.2      RETENTION BONUS                                            4
         4.3      PARTICIPANT'S BASE AMOUNT                                  4
         4.4      DEEMED RETENTION EVENT                                     4
         4.5      MULTIPLE BONUSES PROHIBITED                                5

SECTION 5

         CHANGE IN CONTROL SEVERANCE BENEFITS                                5
         5.1      ENTITLEMENT TO SEVERANCE BENEFITS                          5
         5.2      CAUSE                                                      5
         5.3      DISABILITY                                                 5
         5.4      TERMINATION FOR GOOD REASON                                5
         5.5      SEVERANCE BENEFITS                                         6
         5.6      BASE SEVERANCE AMOUNT                                      6

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         5.7      BONUS PAYMENT FOR YEAR OF TERMINATION                      6
         5.8      REDUCTION FOR OTHER PAYMENTS                               7

SECTION 6

         CONFIDENTIALITY AND NON-COMPETITION                                 7
         6.1      CONFIDENTIALITY AND NON-COMPETITION - GENERAL              7
         6.2      CONFIDENTIAL INFORMATION                                   7
         6.3      NONCOMPETITION                                             8

SECTION 7

         ENFORCEMENT                                                         8
         7.1      ARBITRATION OF DISPUTES                                    8
         7.2      REIMBURSEMENT OF COSTS AND EXPENSES                        8

SECTION 8

         AMENDMENT OR TERMINATION                                            9
         8.1      AMENDMENT AND TERMINATION                                  9
         8.2      PARTICIPANT RIGHTS                                         9
         8.3      SUCCESSORS                                                 9

SECTION 9

         MISCELLANEOUS                                                       9
         9.1      ADJUSTMENT FOR TAX EFFECTS                                 9
         9.2      MITIGATION AND SET-OFF                                    10
         9.3      NON-ALIENATION                                            10
         9.4      WITHHOLDING                                               10
         9.5      SOURCE OF PAYMENTS                                        10
         9.6      NOTICES                                                   10
         9.7      GENDER AND NUMBER                                         11
         9.8      NO RIGHT TO EMPLOYMENT OR CONTINUATION OF RELATIONSHIP    11
         9.9      GOVERNING LAW                                             11
         9.10     SEVERABILITY                                              11
         9.11     NO LIMITATION UPON THE RIGHTS OF THE COMPANY              11
         9.12     NO LIABILITY FOR GOOD FAITH DETERMINATIONS                11

                                      ii


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                               METROCALL, INC.
                         KEY EMPLOYEE RETENTION PLAN


                                  SECTION 1
                                   GENERAL

         1.1 HISTORY AND PURPOSE. The Board of Directors (the "Board") of Metrocall, Inc., a Delaware corporation (the "Company"), believes that the prospect of a pending or threatened Retention Event or Change of Control (each as defined below) inevitably creates distractions and personal risks and uncertainties for a company's key employees. The Board further believes that, because certain key employees' continued performance of their job functions and duties is critical to the success of the Company, it is in the best interests of the Company to minimize such distractions and to encourage its key employees' full attention and dedication to their duties, both currently and in the event of any threatened or pending Retention Event or Change of Control. Accordingly, this Metrocall, Inc. Key Employee Retention Plan (the "Plan") is established by the Company, effective as of April 1, 2001, to promote the long-term financial interests of the Company and its stockholders by providing the key employees of the Company and its subsidiaries with (i) an incentive to remain employed with the Company so they can continue to actively perform their job functions and duties with full attention and dedication while a Retention Event or Change in Control is pending, and (ii) assurances of fair and equitable treatment as well as severance benefits consistent with competitive practices in the event of a Change in Control of the Company.

         1.2 PLAN ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Board.

         1.3 SUBSIDIARIES AND EMPLOYERS. The term "Subsidiary" means any corporation of which the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock entitled to vote. The Company and each Subsidiary which, with the consent of the Company, adopts the Plan, are referred to below, collectively, as the "Employers" and individually as an "Employer."

         1.4 ACTION BY EMPLOYERS. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors or by writing of a duly authorized officer of the Employer.

                                  SECTION 2
                                PARTICIPATION

         2.1 PARTICIPATION. The following individuals shall be Participants in the Plan:

         (1) All full time regular employees of the Employers (as that classification is used in the normal business practices of the Company), who have been designated as Participants and have had a Retention Percentage and Severance Percentage established by the Board of Directors of an Employer, and


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         (2)      who are employed on the date of the applicable Retention
                  Event or Change in Control.

         The participation of each Participant shall be evidenced by a Participation Agreement in the form attached hereto as Exhibit A. Notwithstanding the foregoing, the President and Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer shall not be Participants in the Plan.

         2.2 CESSATION OF PARTICIPATION. All employees of an Employer other than the Company shall cease to be Participants in, or have any rights under the Plan as of the date, if any, on which the Employer ceases to be a Subsidiary other than by merger or liquidation into the Company or another Subsidiary prior to a Retention Event or Change in Control.

         2.3 CONFLICT WITH OTHER AGREEMENTS. To the extent that the Plan conflicts with any provision of a Participant's employment agreement (if any) regarding severance compensation and benefits related to a change of control of the Company or a Retention Event (as defined herein), the Plan shall control.

                                  SECTION 3
                    RETENTION EVENT AND CHANGE IN CONTROL

         3.1 RETENTION EVENT. For purposes of the Plan, the term "Retention Event" means the first to occur of the following:

         (1) If a voluntary or involuntary petition in bankruptcy is filed by or against the Company, then the date that is 12 months after the date of filing of such petition; or

         (2)      the date a Change in Control occurs; or

         (3) there is consummated an exchange or series of exchanges of at least $250 million in accreted value of the Company's notes for the Company's equity securities.

         3.2 CHANGE IN CONTROL. For purposes of the Plan, the term "Change in Control" means the first to occur of the following:

         (1) any Person or group of Persons acting in concert, in a transaction or a series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities that have the right to vote for the election of directors generally (not including in such securities beneficially owned by such Person any securities acquired directly from or received through an exchange offer with the Company), other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of
                  Section 3.2(3); or

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         (2)      the following individuals cease for any reason to constitute
                  66 2/3% of the directors of the Company then serving: individuals who on the effective date hereof constitute the Board of Directors, and any new director whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (other than a new director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

         (3) there is consummated a merger, consolidation or other business combination (including an exchange of securities with the security holders of a corporation that is a constituent in such business combination) of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger, consolidation or business combination which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continuing to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof);

         (4) there is consummated an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company's assets, other than a sale, lease or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least a majority of the combined voting power of the outstanding securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

         (5) there has been an entry by a court of competent jurisdiction of an order confirming a plan of reorganization of the Company under Chapter 11 of the Bankruptcy Code.

         3.3 EXCEPTIONS AND DEFINITIONS. Notwithstanding the foregoing, neither a "Retention Event" nor a "Change in Control" shall be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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         For purposes of this Section 3, (a) "Person" shall mean any person or entity other than (1) any employee plan established by the Company, (2) the Company or any of its affiliates (as defined in Rule l2b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company and (b) "Beneficial Owner" shall have the meaning set forth in Rule 12d-3 under the Exchange Act.

                                  SECTION 4
                               RETENTION BONUS

         4.1 ENTITLEMENT TO RETENTION BONUS. Subject to the following provisions of this Section 4 and Section 6, a Participant shall be entitled to receive a retention bonus determined in accordance with Section 4.2 if the Participant remains continuously employed with the Employer (or its successor in interest) from the date he or she is designated a Participant by the Board through the date a Retention Event occurs (the "Retention Trigger Date").

         4.2 RETENTION BONUS. A Participant who becomes entitled to a retention bonus in accordance with the provisions of Section 4.1 shall be entitled to a lump sum payment in cash no later than ten business days after the Retention Trigger Date equal to the Participant's Retention Percentage shown in his/her Participation Agreement times the Participant's Base Amount.

         4.3 PARTICIPANT'S BASE AMOUNT. For purposes of the Plan, the Participant's Base Amount is equal to the sum of:

         (1) the Participant's annual rate of salary or base compensation in effect on the Retention Trigger Date, plus

         (2) the Participant's target bonus percentage rate in effect on the Retention Trigger Date times the amount described in clause (1) of this Section.

         4.4 DEEMED RETENTION EVENT. If the Participant's employment is terminated before the Retention Trigger Date, and such termination is at the request of a third party who has taken steps to effect a Retention Event or Change in Control or the termination is by the Participant's Employer for a reason other than Cause (as defined in Section 5.2), death or Disability (as defined in Section 5.3) or is by the Participant because of Good Reason (as defined in Section 5.1), then as to such Participant only, a Retention Event shall be deemed to have occurred immediately prior to such termination. Such Participant shall be entitled to a retention bonus equal to such Participant's Retention Percentage shown in his/her Participation Agreement times the Participant's Base Amount (as defined in Section 4.3). However, the Participant's entitlement to a retention bonus shall be subject to the Participant's execution of a release in form and substance reasonably acceptable to the Employer, and the retention bonus shall be paid in cash in equal monthly installments for the number of months equal to the Retention Percentage multiplied by twelve (12). The first such installment shall be paid no later than ten (10) business days after the date of termination of employment.

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         4.5      MULTIPLE BONUSES PROHIBITED.  The Company will pay a
Retention Bonus to a Participant only one time, even if multiple Retention Events occur.

                                  SECTION 5
                     CHANGE IN CONTROL SEVERANCE BENEFITS

         5.1 ENTITLEMENT TO SEVERANCE BENEFITS. Subject to the following provisions of this Section 5 and Section 6, a Participant shall be entitled to receive severance benefits determined in accordance with Section 5.5 if the Participant's employment with an Employer is terminated during the 24-consecutive-month period immediately following a Change in Control either by the Participant's Employer for reasons other than Cause (as defined in Section 5.2), death or Disability (as defined in Section 5.3) or by the Participant because of Good Reason (as defined in Section 5.4).

         5.2 CAUSE. For purposes of this Plan, the term "Cause" means (i) a Participant willfully engaging in conduct materially injurious to an Employer, or (ii) the willful and continual failure by a Participant to substantially perform the duties assigned to the Participant (other than any failure resulting from the Participant's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Participant within 30 days after receipt of a written notice from the Chief Executive Officer or Board of Directors of the Employer specifying the manner in which the Participant has failed to perform such duties, or (iii) a Participant's violation of the written policies of the Employer that, in accordance with the normal employment practices of the Employer, has become a termination event. No act, or failure to act, by a Participant shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Employer.

         5.3 DISABILITY. For purposes of this Plan, the term "Disability" shall have the meaning set forth under the Employer's long-term disability plan or policy.

         5.4 TERMINATION FOR GOOD REASON. For purposes of this Plan, a termination because of "Good Reason" means a resignation by a Participant following the occurrence of:

         (1) a reduction in the Participant's annual salary or annual bonus opportunity;

         (2) the failure to continue the Participant's participation in incentive compensation plans or stock option plans on substantially the same basis, both in terms of the amount of benefit provided and the level of the Participant's participation relative to other participants, as existed immediately before the Change in Control;

         (3) the assignment to the Participant of duties inconsistent with, or a significant diminution in, the duties, responsibilities or authority of the Participant in effect immediately before a Change in Control, including without limitation imposition of travel obligations that differ materially from required business travel immediately before the Change in Control;

         (4) if the Participant's position immediately before a Change in Control is that of a Vice President or above elected by the Board of the Company, a diminution in the status of the position of the Participant in effect immediately before the Change in Control, including without limitation a change in the level of the position to which the Participant reports or the assignment to a division, subsidiary or other position that does not have responsibility and authority for the entire consolidated business entity.

         (5) the relocation of the Participant's principal place of employment without Participant's consent to a location more than twenty-five (25) miles from the location of such principal place of employment immediately prior to the Change in Control;

         (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan as contemplated by Section 8.3;

         (7) the Company's failure to perform or observe any of the material terms of this Plan.

         5.5 SEVERANCE BENEFITS. A Participant who becomes entitled to severance benefits in accordance with the provisions of Section 5.1 shall, subject to Participant's execution of a release in form and substance reasonably acceptable to the Employer, be entitled to a lump sum payment in cash no later than ten business days after the date of termination equal to the Participant's Severance Percentage shown in his/her Participation Agreement times the Participant's Base Severance Amount.

         5.6 BASE SEVERANCE AMOUNT. For purposes of the Plan, the Participant's Base Severance Amount is equal to the sum of:

         (1) the Participants' annual rate of salary or base compensation in effect at the time of termination, or as of the date of the Change in Control, if higher; plus

         (2) the Participant's target bonus percentage rate in effect at the time of termination or, if higher, on the date of the Change of Control, times the amount described in clause (1) of this Section.

         5.7 BONUS PAYMENT FOR YEAR OF TERMINATION. If a Participant becomes entitled to severance benefits under Section 5.5 in accordance with the provisions of Section 5.1, and the Participant was otherwise participating in the Company's bonus plans, the Participant shall also be entitled to a lump sum bonus payment in cash no later than ten business days after the date of termination equal to the product of the Participant's salary or base compensation, as determined in Section 5.6(l), times the Participant's target bonus percentage as of the date of termination or, if higher, the date of the Change in Control. The payment due under this Section 5.7 shall be prorated for the number of days employed during the calendar year of termination divided by 365, and the amount of any bonus payments already made for the year shall be deducted from such prorated amount.

         5.8 REDUCTION FOR OTHER PAYMENTS. The amount of severance benefits to which a Participant is otherwise entitled upon a termination of employment under the foregoing provisions of this Section 5 shall be reduced by the amount, if any, of any other payments actually paid to the Participant by an Employer as severance by reason of such termination under a plan which provides severance benefits only or under the terms of an employment contract between the Participant and the Participant's Employer.

                                  SECTION 6
                     CONFIDENTIALITY AND NON-COMPETITION

         6.1 CONFIDENTIALITY AND NON-COMPETITION - GENERAL. Any benefits payable under this Plan are conditioned upon and subject to the terms of this
Section 6. To the extent that a Participant violates any provision of this
Section 6, the Company or Employer, as the case may be, will have no further obligation to provide any benefit or payment due hereunder, and will also have any other remedies available to the Company for such violation including but not limited to a preliminary injunction, temporary restraining order or other equivalent relief. Section 6 is in addition to the confidentiality and non-competition agreements signed at or during employment with an Employer. The Participant's receipt of payments under this Plan constitutes the Participant's ratification and reaffirmation of such prior agreements as well as those in this Plan.

         6.2      CONFIDENTIAL INFORMATION.  The Participant agrees that:

         (1) Except as may be required by law, by lawful judicial, governmental or regulatory authority, or by lawful order of a court or agency of competent jurisdiction, or except to the extent required to perform the Participant's duties during the course of his/her employment with Employer or to the extent that the Participant has express written authorization from the Company, the Participant (i) shall keep secret and confidential all Confidential Information (as defined below), (ii) shall not disclose the same, either directly or indirectly, to any other person, and (iii) shall not use it in any way.

         (2) For purposes of this Plan, the term "Confidential Information" means all non-public information concerning the Company and its affiliates that was acquired by or disclosed to the Participant during the course of employment with the Employer, or during the course of consultation with the Employer following the Participant's date of termination, including, without limitation:

                  (i) any non-public information regarding the Company's and its affiliates' customers, services, processes, costs, operations and methods, whether past, current or planned, as well as knowledge and data relating to business plans, marketing and sales information originated, owned, controlled or possessed by the Company or its affiliates; and

                  (ii) information regarding litigation and pending litigation involving or affecting the Company or its affiliates.

         (3) To the extent that the Participant obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's or its affiliates' attorneys, the Participant shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

         (4) The Participant agrees that effective with the date of termination, the Participant will deliver to the Company all papers, books, manuals, lists, correspondence, documents, computer programs, computer spreadsheets, data captured on machine-readable media, and other material containing or relating to the Confidential Information, together with all copies thereof, that are in the Participant's possession or control, other than such materials as shall be necessary to permit the Participant to prepare the Participant's tax returns.

         (5) Nothing in this Section 6.2 shall be construed so as to prevent the Participant from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge that was acquired by Participant during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

         6.3 NONCOMPETITION. Each Participant who becomes eligible for a Severance Benefit under Section 5.5, agrees as further consideration for such benefit that, for a period of one (1) year after the date of termination, the Participant shall not be employed by, or otherwise engage or be interested in, any business which is competitive with any business of the Company or of any of its subsidiaries in which the Participant was engaged during his employment prior to his termination.

                                  SECTION 7
                                 ENFORCEMENT

         7.1 ARBITRATION OF DISPUTES. All claims arising out of or relating to this Plan shall be settled by arbitration in the city in which the principal executive offices of the Participant's Employer are located (disregarding any transfer of such offices after a Change in Control), by three arbitrators, one of whom shall be appointed by the Company, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for such location. Each party shall pay the fees and expenses of the arbitrator appointed by it and one-half of the fees and expenses of the third arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. The decision of the arbitrators shall be final and binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         7.2 REIMBURSEMENT OF COSTS AND EXPENSES. In the event that it shall be necessary or desirable for a Participant to retain legal counsel or incur other costs and expenses in connection with enforcement of rights under the Plan, the Employer shall pay (or the Participant shall be entitled to recover from the Employer, as the case may be) reasonable attorneys' fees and costs and expenses in connection with enforcement of such rights (including the enforcement of any arbitration award in court) to the extent determined by the arbitrators.

                                  SECTION 8
                           AMENDMENT OR TERMINATION

         8.1      AMENDMENT AND TERMINATION.  Subject to the provisions of
Section 8.2:

         (1) The Company's Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resource matters may, with the concurrence of the Company's Vice President and Chief Financial Officer, make minor or administrative written amendments to the Plan;

         (2) the Board of Directors of any Employer may terminate or, with the consent of the Company's Board of Directors, amend the Plan in writing as applied to it at any time;

         (3) the Company's Board of Directors may terminate the Plan as applied to it or as applied to each Employer at any time; and

         (4) this Plan will automatically terminate on December 31, 2002 unless a Retention Event or Change of Control has theretofore occurred, is then pending or circumstances have arisen that could result in a Retention Event or Change in Control.

         8.2 PARTICIPANT RIGHTS. No amendment or termination of the Plan which would directly or indirectly adversely affect any Participant shall be effective if adopted after a Retention Event or Change in Control or during the one-year period immediately preceding the Retention Trigger Date or a Change in Control.

         8.3 SUCCESSORS. The obligations of each Employer under the Plan shall be binding upon any assignee or successor in interest thereto. No Employer shall merge, consolidate or combine with any other corporation, or liquidate or dissolve, without making suitable arrangements for the payment of any benefits which are or may become payable under the Plan.

                                  SECTION 9
                                MISCELLANEOUS

         9.1 ADJUSTMENT FOR TAX EFFECTS. If any payments or the value of any benefits received or to be received by the Participant under this Agreement, after taking into account all other payments and all other benefits to which the Participant is entitled in connection with a Change in Control or the Participant's termination of employment, are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any successor provision to that Section, the payments and benefits to which the Participant is entitled under this Agreement shall, unless the Participant's employment agreement with the Employer provides for tax gross-up benefits, be reduced to the extent required to avoid such excise tax if, and only if, such reduction would result in a larger after-tax benefit to the Participant, taking into account all applicable local, state, federal and foreign income and excise taxes. The Participant shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by the Participant, the Company shall provide complete compensation and tax data on a timely basis to the Participant and to tax counsel designated by the Participant in order to enable the Participant to determine the extent to which such payments and benefits may result in an excise tax, and the Company shall reimburse the Participant for any reasonable fees and expenses incurred by the Participant for such purpose. If the Participant and the Company shall disagree as to whether a payment or benefit under this Agreement will result in an excise tax or whether a reduction in any payment or benefit will result in a larger after-tax benefit to the Participant, the matter shall be resolved by an opinion of tax counsel chosen by the Participant. The Company shall pay the fees and expenses of such tax counsel, and shall make available such information as may be reasonably requested by such advisor to prepare the opinion. If, by reason of the adjustments under this section, the amount payable to the Participant cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and the Company shall pay the remaining amount (or the Participant shall repay any excess), with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this Section.

         9.2 MITIGATION AND SET-OFF. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise. Subject to Section 6, above, the Employers shall not be entitled to set off against the amounts payable to any Participant under this Plan any amounts owed to the Employers by the Participant, any amounts earned by the Participant in other employment after termination of the Participant's employment with the Employer, or any amount which might have been earned by the Participant in other employment had he sought such other employment.

         9.3 NON-ALIENATION. Participants shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Plan; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. Nothing in this Section shall limit a Participant's rights or powers to dispose of the Participant's property by will or limit any rights or powers which the Participant's executor or administrator would otherwise have.

         9.4 WITHHOLDING. All payments to a Participant under this Plan will be subject to all applicable withholding of state and federal taxes.

         9.5 SOURCE OF PAYMENTS. The obligations of the Employers under the Plan are solely contractual, and any amount payable under the terms of the Plan shall be paid from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employers' general creditors.

         9.6 NOTICES. Any notice or document required to be given under the Plan shall be considered to be given if actually delivered or mailed by certified mail, postage prepaid, if to an

Employer, to the Chief Financial Officer of the Company at the Company's principal business address or, if to a Participant, at the last address of such Participant filed with the Employer.

         9.7 GENDER AND NUMBER. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

         9.8 NO RIGHT TO EMPLOYMENT OR CONTINUATION OF RELATIONSHIP. Nothing in this Plan shall confer upon or be construed as giving any Participant any right to remain in the employ of an Employer. An Employer may at any time dismiss a Participant from employment free from any liability or any claim except as expressly provided in this Plan. No employee of any Employer shall have any claim to be designated a Participant and there is no obligation for uniformity of treatment of any employee of an Employer.

         9.9 GOVERNING LAW. EXCEPT AS TO MATTERS RELATING TO THE INTERNAL AFFAIRS OF THE COMPANY WHICH SHALL BE GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN THE CITY OF ALEXANDRIA, VIRGINIA.

         9.10 SEVERABILITY. If any provision of this Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual Participant, or would disqualify this Plan under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Board, materially altering the intent of this Plan, such provision shall be stricken as to such jurisdiction or Participant and the remainder of this Plan shall remain in full force and effect.

         9.11 NO LIMITATION UPON THE RIGHTS OF THE COMPANY. This Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

         9.12 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The members of the Board shall not be liable for any action, failure to act, omission or determination taken or made in good faith with respect to this Plan.

                                  EXHIBIT A

                           PARTICIPATION AGREEMENT

         You have been designated by the Board of Directors as a Participant in the Metrocall, Inc. Key Employee Retention Plan (the "Plan") with the following Retention Percentage and Severance Percentage:

         Name of Participant: _____________________________
         Position: _______________________________________
         Retention Percentage: _____________________________
         Severance Percentage:_____________________________

         Your participation in the Plan is subject to and in accordance with the express terms and conditions of the Plan. You agree to be bound by the terms and conditions of the Plan, and acknowledge that you have received a copy of the Plan.

         You hereby acknowledge and agree that the amount of severance benefits to which you are entitled upon a termination of employment under the provisions of the Plan shall be reduced by the amount, if any, of any other payments actually paid to you by an Employer as severance by reason of such termination under a plan which provides severance benefits only or under the terms of an employment contract between you and your Employer.

         [You also hereby acknowledge and agree that to the extent the Plan conflicts with any provision of your ___________________________ regarding severance compensation and benefits related to a change of control of the Company or a Retention Event, the Plan shall control.]

         Capitalized terms not defined in this Participation Agreement will have the same meanings assigned to them in the Plan.

         Dated as of April 1, 2001.


                                           METROCALL, INC.

                                           By:
                                               ----------------------------------
                                           Title:
                                                  -------------------------------


Participant:

--------------------------------------
Signature

--------------------------------------
Printed Name

                                  AMENDMENT TO
                  METROCALL, INC. KEY EMPLOYEE RETENTION PLAN

To Participants:

     Please note that the Metrocall, Inc. Key Employee Retention Plan (the "Retention Plan"), dated as of April 1, 2001 has been amended as set forth below. This Amendment is effective as of May 10, 2001.

     The last sentence of Section 5.7 has been amended to add the words "or anniversary year, as applicable" and, as amended, now reads:

"The payment due under this Section 5.7 shall be prorated for the number of days employed during the calendar year or anniversary year, as applicable, of termination divided by 365, and the amount of any bonus payments already made for the year shall be deducted from such prorated amount."

     The Retention Plan, except as amended and modified above, remains in effect.

                              METROCALL, INC.

                              By: STEVEN D. JACOBY
                                  ----------------------------------
                              Title:  EXECUTIVE VICE PRESIDENT & CEO
                                      ------------------------------